Exhibit 10.2

EXECUTION COPY

CONSENT UNDER CREDIT AGREEMENT

THIS CONSENT AGREEMENT (this “Consent”) is entered into as of December 31, 2013, by and among API TECHNOLOGIES CORP., a Delaware corporation (“Parent”), the Subsidiaries of Parent signatory hereto as “Borrowers” (together with Parent, each, individually, a “Borrower” and, collectively, jointly and severally, the “Borrowers”), the Subsidiaries of Parent signatory hereto as Guarantors (the “Guarantors” and together with the Borrowers, the “Credit Parties”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), in its separate capacities as Lender, UK Security Trustee and as Agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used and not defined herein have the meaning ascribed to such terms in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrowers, the Lenders, Agent and UK Security Trustee are party to that certain Credit Agreement, dated as of February 6, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers have informed Agent and Required Lenders that Parent and Spectrum Control Inc. (“Spectrum”) intend to enter a certain Sale Leaseback transaction with respect to Spectrum’s real property located in State College, Pennsylvania that will (i) sell such real property for a purchase price of approximately $15,650,000 and with lease terms requiring payments by Spectrum to buyer of approximately $1,278,750 per year with annual adjustments not to exceed the greater of (a) 2 percent and (b) the Consumer Price Index for escalation on or prior to January 14, 2014 (collectively, the “Lease Payments”), and (ii) include an Unconditional Guaranty of Payment and Performance to be entered into by Parent to guaranty Spectrum’s lease obligations (such transactions to be referred to as the “Sale Leaseback”);

WHEREAS, it is a requirement under the Credit Agreement that prior to the consummation of the Sale Leaseback that the requirements of Section 6.4 of the Credit Agreement be satisfied and that any Indebtedness incurred in connection therewith be permitted pursuant to Section 6.1 of the Credit Agreement and the Borrowers have indicated to Agent and Required Lenders that they will be unable to satisfy the requirements of Section 6.4 and Section 6.1 of the Credit Agreement in connection with the Sale Leaseback; and

WHEREAS, subject to the terms of this Consent, the Agent and the Required Lenders are willing to consent to the Sale Leaseback and waive the requirements of Section 6.4 and Section 6.1 of the Credit Agreement that Borrowers would otherwise be unable to satisfy.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Consent. Subject to the terms of this Consent, the Agent and the Required Lenders (i) consent to the consummation of the Sale Leaseback and waive the requirements of clauses (i) and (ii) of paragraph (u) of the definition of “Permitted Dispositions” notwithstanding any Event of Default which would have occurred due to the failure to satisfy the requirements of Section 6.4 of the Credit Agreement or Section 6.1 (solely as it relates to the Indebtedness described pursuant to clauses (e) and (y) of the definition of Permitted Indebtedness), (ii) agree that Spectrum and Parent’s respective obligations under the Sale Leaseback shall be deemed to be “Permitted Indebtedness” under Section 6.1 of the Credit Agreement and (iii) agree that notwithstanding any provision of the Credit Agreement or any requirement of GAAP, any lease entered into in connection with the Sale Leaseback shall not be deemed to be a “Capital Lease” or a “Capitalized Lease Obligation” for purposes of calculating “Capital Expenditures”, “EBITDA”, “Fixed Charges”, “Fixed Charge Coverage Ratio” or any related financial definition that is necessary to calculate any of the foregoing defined terms or any of the financial covenant calculations set forth in Section 7 of the Credit Agreement or financial covenant calculations that are required to be made pursuant to any other provision of the Credit Agreement. For the avoidance of doubt, the applicable Lease Payment or Lease Payments shall be deducted from any calculation of EBITDA (to the extent such Lease Payment or Lease Payments were not otherwise deducted in determining Consolidated Net Income for such period).

2. Delivery of an Appraisal. Borrowers shall, and shall cause their respective Subsidiaries to cooperate with Agent in obtaining updated appraisals, in form and substance satisfactory to Agent, of Borrowers’ Inventory and machinery and Equipment on or prior to January 31, 2014; provided that, if such appraisals are not obtained by such date, Agent shall impose additional Reserves, against the UK Borrowing Base and/or the US Borrowing Base, as applicable and to be allocated as shall be determined by the Agent in its Permitted Discretion, equal to the lesser of (a) the sum of the aggregate amount of Eligible Inventory and Eligible M&E included in the UK Borrowing Base and the US Borrowing Base and (b) (i) $1,000,000 with such amount to be increased by $500,000 as of February 28, 2014 and by an additional $500,000 on the last day of each month thereafter, in any event, until such time as such appraisals are received.

3. Conditions Precedent to Effectiveness of this Consent. This Consent shall not become effective until the date in which all of the following conditions precedent shall have been satisfied in the sole discretion of Agent

(a) Consent. Agent shall have received this Consent fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Fee. Agent shall have received a non-refundable fee in the amount of twenty-five thousand Dollars ($25,000), which fee is fully earned as of, and due and payable on, the date hereof.

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4. Mortgage Release. Agent agrees to deliver on or prior to the date hereof executed Mortgage Satisfaction relating to the release of mortgage of the real property located in State College, Pennsylvania.

5. Representations and Warranties. Each Credit Party represents and warrants to Agents and the Lenders as follows:

(a) Authority. Each Credit Party has the requisite power and authority to enter into this Consent and to carry out the transactions contemplated thereby and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each Credit Party of this Consent have been duly approved by all necessary action on the part of each Credit Party that is a party hereto, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Credit Party

(b) Enforceability. This Consent has been duly executed and delivered by each Credit Party that is a party hereto, and this Consent and each Loan Document (as amended or modified hereby) is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(c) Representations and Warranties. The representations and warranties contained herein and the other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations or warranties specifically relate to an earlier date, in which case such shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date.

(d) No Default. After giving effect to this Consent, no event has occurred and is continuing that constitutes a Default or Event of Default.

6. Choice of Law. The validity of this Consent, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) thereof.

7. Counterparts. This Consent may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent by telefacsimile shall be effective as delivery of a manually executed counterpart of this Consent.

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8. Reference to and Effect on the Loan Documents.

(a) Except as specifically set forth in this Consent, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Credit Party to Agents and Lenders without defense, offset, claim or contribution.

(b) The execution, delivery and effectiveness of this Consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

9. Integration. This Consent, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Consent shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Consent and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Reservation of Rights. Except as otherwise expressly provided herein, nothing in this Consent shall be construed as a waiver of or acquiescence to any Event of Default, and the execution and delivery of this Consent shall not: (i) constitute an extension, modification, suspension or waiver of any term or aspect of the Credit Agreement or the other Loan Documents; (ii) extend the terms of the Credit Agreement or the due date of any of the Obligations; (iii) give rise to any obligation on the part of the Agent or the Lenders to extend, amend, waive or otherwise modify any term or condition of the Credit Agreement or any of the other Fundamental Documents; or (iv) give rise to any defenses or counterclaims to the right of the Agent or the Lenders to compel payment of the Obligations or to otherwise enforce their rights and remedies under the Credit Agreement and the other Loan Documents.

12. Submission of Consent. The submission of this Consent to the parties or their agents or attorneys for review or signature does not constitute a commitment by any Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Consent shall have no binding force or effect until all of the conditions to the effectiveness of this Consent have been satisfied as set forth herein.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Release or caused it to be executed by their authorized officers, as of the day and year first above written.

BORROWERS:	API TECHNOLOGIES CORP., a Delaware corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	Chief Executive Officer and President

SENDEC CORP., a New York Corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	Vice President, Treasurer, Secretary and Chief Financial Officer

CMT FILTERS, INC., a Delaware corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	President and Chief Operating Officer

SPECTRUM CONTROL INC., a Pennsylvania corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	Vice President, Secretary and Treasurer

SPECTRUM CONTROL TECHNOLOGY, INC., a Delaware corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Chairman, Chief Executive Officer and President

SPECTRUM SEI MICROWAVE, INC., a Delaware corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Vice President and Secretary

SPECTRUM FSY MICROWAVE, INC., a Maryland corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Vice President and Secretary

SPECTRUM MICROWAVE, INC., a Delaware corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Secretary

API PASSIVE COMPONENTS INC., a Delaware corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Secretary

API SYSTEMS, INC., a Delaware corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Chairman and Chief Executive Officer

API CRYPTEK, INC., a Delaware corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Chairman

API DEFENSE, INC., a Delaware corporation

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Chairman and Treasurer

RF2M MICROELECTORNICS LIMITED, a limited company incorporated in England and Wales

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Director

RF2M MICROWAVE LIMITED, a limited company incorporated in England and Wales

By:	/s/ Bel W. Lazar
Name:	Bel W. Lazar
Title:	Director

GUARANTORS:	SPECTRUM CONTROL, INC., a Delaware corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	Chairman, Chief Executive Officer and President

SPECTRUM ENGINEERING INTERNATIONAL, INC., a Delaware corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	Chairman, Chief Executive Officer and President

NATIONAL HYBRID, INC., a New York corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	Chairman, President and Treasurer

API DEFENSE USA, INC., a Delaware corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	President

EMCON USA, INC., a Delaware corporation

	By:	/s/ Brian R. Kahn
	Name:	Brian R. Kahn
	Title:	Chief Executive Officer

API NANOFABRICATION AND RESEARCH CORPORATION, a Delaware corporation

	By:	/s/ Bel W. Lazar
	Name:	Bel W. Lazar
	Title:	President

AGENT, UK SECURITY TRUSTEE AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, as UK Security Trustee and as a Lender

	By:	/s/ Peter Possemato
	Name:	Peter Possemato
Its Authorized Signatory